AS FILED WITH THE SECURITIES AND EXCHANGE
                           COMMISSION ON JUNE 18, 1997
                                                     Registration No. 333-04377


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            ABLE TELCOM HOLDING CORP.
-------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


      FLORIDA                                               65-0013218
-------------------                                     ------------------
(State  or  other   jurisdiction                       (I.R.S. Employer  of
of incorporation or organization)                       Identification No.)


         1601 FORUM PLACE, SUITE 1110, WEST PALM BEACH, FLORIDA 33401
-------------------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


               ABLE TELCOM HOLDING CORP. 1995 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)


                                  GERRY W. HALL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ABLE TELCOM HOLDING CORP.
                          1601 FORUM PLACE, SUITE 1110
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 688-0400
-------------------------------------------------------------------------------
                (Name, address and telephone number, including
                       area code, of agent for service)


                                    COPY TO:
                              DONN A. BELOFF, ESQ.
                              HOLLAND & KNIGHT LLP
                     ONE EAST BROWARD BOULEVARD, SUITE 1300
                         FORT LAUDERDALE, FLORIDA 33302
                                  954-525-1000

                                EXPLANATORY NOTE

      The first part of this Registration Statement has been prepared in accordance with the requirements of Form S-8 and is intended to be used to register shares to be issued and sold pursuant to written compensation agreements, the Registrant's 1995 Stock Option Plan and certain individual plans (the "Plans"). The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings or resales of common stock previously acquired or to be acquired by the participants in the Plans who are deemed control persons of the Registrant.

REOFFER PROSPECTUS

                            ABLE TELCOM HOLDING CORP.
                          Principal Executive Offices:
                          1601 Forum Place, Suite 1110
                         West Palm Beach, Florida 33401
                                 (561) 688-0400

                          459,800 SHARES OF COMMON STOCK
                            $.001 PAR VALUE PER SHARE

      The shares of Common Stock, $.001 par value (the "Common Stock"), of Able Telcom Holding Corp. (the "Company") offered hereby (the "Shares") are being sold by certain present and former executive officers and/or directors of the Company (the "Selling Shareholders"). The Shares have been or may be acquired by the Selling Shareholders, from time to time, from the Company: upon the exercise of options to purchase such Shares granted to the Selling Shareholders by the Company pursuant to the Company's 1995 Stock Option Plan; or, pursuant to written compensation agreements and certain individual plans (collectively the "Plans"). Options to purchase 459,800 Shares authorized pursuant to the Plans are currently held by the Selling Shareholders, and zero Shares issued pursuant to the Plans are currently held by the Selling Shareholders. See "Selling Shareholders."

      It is anticipated that the Shares may be offered for sale by one or more of the Selling Shareholders, in their discretion, on a delayed or continuous basis from time to time in transactions in the open market at prices prevailing at the time of sale on the NASDAQ National Market System ("Nasdaq"), or in negotiated transactions. Such transactions may be effected directly by the Selling Shareholders, each acting as principal for his own account. Alternatively, such transactions may be effected through brokers, dealers or other agents designated from time to time by the Selling Shareholders and such brokers, dealers or other agents may receive compensation in the form of customary brokerage commissions or concessions from the Selling Shareholders or the purchasers of the Shares. The Selling Shareholders may also pledge Shares as collateral, and such Shares could be resold pursuant to the terms of such pledges. The Selling Shareholders, brokers who execute orders on their behalf, and other persons who participate in the offering of the Shares on their behalf may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") and a portion of the proceeds of sales and commissions or concessions therefore may be deemed underwriting compensation for purposes of the Securities Act. The Company will not receive any part of the proceeds from the sale of Shares by the Selling Shareholders. See "Plan of Distribution."

      The Company will pay all costs and expenses incurred in connection with the registration of the Shares under the Securities Act. The Selling Shareholders will pay the costs associated with any sales of Shares, including any discounts, commissions and applicable transfer taxes.

      The Common Stock is quoted on Nasdaq under the symbol "ABTE". On June 17, 1997, the last reported sale price of Common Stock on Nasdaq was $7 9/16 per share.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is June 18, 1997.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, NY 10048 and Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Worldwide Web site at http://www.sec.gov which contains reports, proxy statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The Common Stock is traded on the NASDAQ NMS (Symbol:
ABTE). In addition, material filed by the Company can be inspected at the offices of NASDAQ NMS, Reports Section, 1735 K Street N.W., Washington, D.C. 20006.

    This Prospectus constitutes part of a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") and does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits and schedules thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents which have been filed with the Commission by the Company pursuant to the Exchange Act (Commission File No. 0-21986) are incorporated by reference in this Prospectus:

      (1) Annual  Report on Form 10-K for the fiscal year ended October 31, 1996
          (the "Annual Report");
      (2) Amendment on Form  10-K/A,  filed May 30,  1997,  amending  ("Annual
          Report");
      (3) Quarterly  Report on Form 10-Q for the fiscal  quarter ended January
          31, 1997;
      (4) Amendment on Form 10-Q/A,  filed April 29,  1997,  amending  Quarterly
          Report on Form 10-Q for the fiscal quarter ended January 31, 1997;
      (5) Amendment on Form  10-Q/A-2,  filed May 29, 1997,  amending  Quarterly
          Report on Form 10-Q for the fiscal quarter ended January 31, 1997;

      (6) Current Report on Form 8-k, dated December 21, 1995 (reporting an event that occurred on December 8, 1995);
      (7) Amendment on Form 8-K/A-1,  dated February 20, 1996,  amending Current
          Report on Form 8-K dated December 22, 1995 (reporting an event that occurred on December 8, 1995);
      (8) Amendment on Form 8-K/A-2, dated May 6, 1997 (amending Current Report on Form 8-K dated December 22, 1995 reporting an event that occurred on December 8, 1995);
      (9) Amendment on Form 8-K/A-3, dated May 30, 1997 (amending Current Report on Form 8-K dated December 22, 1995 reporting an event that occurred on December 8, 1995;
     (10) Current Report on Form 8-K dated December 2, 1996;
     (11) Amendment on Form 8-K/A-1, dated December 20, 1996, amending
          Current Report on Form 8-K dated October 12, 1996;
     (12) Current Report on Form 8-K dated December 20, 1996;
     (13) Amendment on Form 8-K/A-1, dated February 11, 1997, amending
          Current Report on Form 8-K dated December 2, 1996;
     (14) Current Report on Form 8-K/A-2 dated May 6, 1997 (amending Form
          8-K dated October 12, 1996).
     (15)The description of the Company's Common Stock, par value $.001 per share, as contained under the caption "Description of Capital Stock" in the Company's Registration Statement on Form S-1 declared effective on February 1, 1994.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   A copy of any documents incorporated by reference (not including exhibits to such documents other than exhibits specifically incorporated by reference into such documents) are available without charge to any person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Requests for such documents should be directed to the Secretary, Able Telcom Holding Corp., 1601 Forum Place, West Palm Beach, Florida 33401, telephone number (561) 688-0400.

                           FORWARD-LOOKING STATEMENTS

   This Prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements include, but are not limited to, projected sales, gross margin and net income figures, the availability of capital resources, plans concerning products and market acceptance.

   Forward-looking statements are inherently subject to risks and uncertainties, many of which can not be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Important factors that could contribute to such differences are set forth below under "Risk Factors" including, but not limited to, "--Risk Inherent in Growth Strategy," "--Recent Losses; Accumulated Deficit; Potential Need for Additional Financing," "--Risks Inherent in Construction Contracts," "--Technological Changes," "--Changes in Market Prices of Common Stock," "--Shares Eligible for Future Sale," "--and "--Dividend Policy."

                                   THE COMPANY

   The Company, through its subsidiaries, specializes in the design, installation, maintenance and system integration of advanced communication networks for voice, data, and video systems. These products are provided for an array of complementary applications including telecommunications infrastructure, traffic management systems, automated manufacturing systems and utility networks. The Company is currently organized into four operating groups: telecommunication services, cable television services, traffic management services, and communications development. Each group, excluding cable television services, is comprised of subsidiaries of the Company, each having local executive management functioning under a decentralized operating environment. The Company formed the cable television services group to facilitate potential expansion during 1997.

   The  Company  was  incorporated  in 1987 in the State of  Colorado  as "Delta
Venture  Fund,   Inc."  The  Company  adopted  its  current  name  in  1989  and reincorporated in 1991 under the laws of the State of Florida.

                                  RISK FACTORS

   An investment in the Shares involves a high degree of risk. In addition to the other information contained or incorporated by reference herein, the following factors should be considered carefully in evaluating the Company and its business prospects before purchasing any Shares.

   The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain statements included in this Prospectus are forward-looking, such as statements regarding the Company's growth strategy. Such forward-looking statements are based on the Company's current expectations and are subject to a number of risks and uncertainties that could cause actual results in the future to differ significantly from results expressed or implied in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include, but are not limited to, uncertainties relating to the Company's relationships with key customers and implementation of the Company's growth strategy. These and other risks are detailed below as well as in other documents filed by the Company with the Commission.

Dependence on Key Customers

   A significant portion of the Company's business is derived from three major customers including a governmental agency, a telephone company and an industrial manufacturer. At October 31, 1996 and 1995, the Company had accounts receivable from these customers of $5,453,885 and $1,543,514 or 42% and 15% of total accounts receivable, respectively. Revenues from these customers accounted for 50%, 27% and 23% of consolidated revenues in fiscal years 1996, 1995 and 1994, respectively.

   Approximately 60% of the Company's Latin American revenues are derived from one customer in Venezuela. Revenues from this customer were approximately 4% of consolidated revenues in 1996, 6% in 1995 and 53% in 1994. Accounts receivable outstanding for this customer were $257,994 and $1,483,630 at October 31, 1996 and 1995, respectively.

   Although the Company's strategic plan envisions diversification of its customer base, the Company anticipates that it will continue to be dependent on these several key customers for a significant portion of its revenue. There are a number of factors that could adversely affect their ability or willingness to make capital expenditures in the future, which in turn could negatively affect the Company, including the potential adverse nature of, or the uncertainty caused by, changes in governmental regulation, technological changes, increased competition, levels of fiscal spending, adverse financing conditions for the industry and economic conditions generally.

High Level of Indebtedness; Ability to Service Indebtedness

   The Company is highly leveraged. At October 31, 1996, the Company had $10,115,418 of total debt, of which $4,134,945 was repaid from a portion of the $6,000,000 of gross proceeds obtained from the December 20, 1996 private placement of redeemable preferred stock. The Company may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other corporate purposes. In December, 1996, the Company incurred an additional $3,862,000 of indebtedness in connection with an acquisition.
Interest expense for the years ended October 31, 1996, 1995 and 1994 was $1,350,440, $1,117,932 and $397,167, respectively. The Company's current debt service requirements on an annualized basis are $3,650,000 per year.

   The level of the Company's indebtedness could have important consequences to shareholders, including that a substantial part of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; that the Company's ability to obtain financing in the future, if needed, may be limited; that the Company's leveraged position and the covenants contained in the Company's Credit Facilities (as defined below) or any replacement thereof could limit its ability to expand and make capital improvements and acquisitions, and that the Company's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and limit its flexibility in reacting to changes in its industry and economic conditions generally. The Credit Facilities are secured by all the assets of the Company, and, should the Company default on its obligations to its lender, the Company's assets could be used by the lender to satisfy the Company's obligations pursuant to the Credit Facilities. In addition, the covenants made by the Company to its lender as conditions to obtaining the Credit Facilities also may effect the Company's operations. See "Restrictions Contained in Loan Agreements." Certain of the Company's
competitors currently operate on a less leveraged basis and may have significantly greater operating and financing flexibility than the Company.

Recent Losses; Accumulated Deficit; Potential Need for Additional Financing

   The Company has experienced losses in the last two fiscal years. For fiscal year 1996, the Company experienced an operating loss of approximately $6.3 million and a net loss of approximately $5.9 million for fiscal year 1995, the Company experienced an operating loss of approximately $214,000 and a net loss of approximately $281,000. The Company had an accumulated deficit of approximately $1.2 million and approximately $719,000 as of October 31, 1996 and January 31, 1997, respectively. There can be no assurance that the Company will be able to achieve or maintain profitability on a quarterly or annual basis or that it will be able to sustain or increase revenue growth. If the Company requires additional funds, there can be no assurance that additional financing can be obtained on acceptable terms, if at all. The inability to obtain such financing, if necessary, could have a material adverse effect on the Company. If additional funds are raised by issuing equity securities, dilution to existing shareholders may result.

Restrictions Contained in Loan Agreements

   The Company has entered into a revolving line of credit and several term loan agreements (the "Credit Facilities") with a bank. The Credit Facilities require the Company to achieve and maintain a number of financial covenants including maintaining certain levels of debt service, funded debt and tangible equity. In addition, the Credit Facilities contain numerous other covenants, including restrictions on the ability of the Company to incur debt, to make certain corporate changes, to make certain investments, to create, incur or permit the existence of liens, and to sell assets of the Company outside the ordinary course of its business. These financial ratios, restrictions and covenants may affect the flexibility of the Company to pursue further acquisitions and incur further indebtedness. Further, the failure to comply with the terms and conditions of the Credit Facilities, including those described herein, could result in a default and permit the bank to accelerate the maturity of the indebtedness and to foreclose on the assets pledged as collateral. At October 31, 1996, the Company was in non-compliance with various financial loan covenants relating to its credit facility with a bank. The Company obtained amended covenants from the lender effective October 31, 1996 and has been in compliance with all such covenants since that date.

Risk Inherent in Growth Strategy

   The Company has grown rapidly through the acquisition of other companies, including Transportation Safety Contractors, Inc. ("TSCI"), H.C. Connell, Inc., Georgia Electric Company ("GEC"), and Dial Communications, Inc. The Company anticipates that it will make additional acquisitions and is actively seeking and evaluating new acquisition candidates. There can be no assurance, however, that the Company will be able to continue to identify and acquire appropriate businesses or obtain financing for such acquisitions on satisfactory terms. The Company's growth strategy presents the risks inherent in assessing the value, strengths and weaknesses of growth opportunities, in evaluating the costs and uncertain returns of expanding the operations of the Company, and in integrating existing operations with new acquisitions. The Company's growth strategy also assumes there will continue to be demand for outsourced communications services. There can be no assurance, however, that such demand will continue. Any growth by the Company may place significant demands on the Company's management and its operational, financial and marketing resources. Moreover, the Company's operating results could be adversely affected if it is unable to successfully integrate new companies into its operations. In addition, future acquisitions by the Company could result in potentially dilutive issuances of securities, the incurrence of additional debt and contingent liabilities, and amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's profitability.

Risks Inherent in Construction Contracts

   The Company generally enters into either fixed-price contracts that provide for an established price that does not vary during the term of the contract or unit-price contracts under which the Company's fee is based on the quantity of work performed. Fixed-price contracts and, to a lesser extent, unit-price contracts, involve inherent risks, such as unanticipated increases in the cost of labor and/or materials, subcontracts that were unexpected at the time of bidding, bidding errors, unexpected field conditions, adverse weather conditions, the inability of subcontractors to perform, work stoppages and other events beyond the control of the Company. Although the Company attempts to minimize the risks inherent in its contracts by, among other things, obtaining subcontracts from reliable subcontractors, anticipating labor and material cost increases, anticipating contingencies, utilizing its cost control system and obtaining certain cost escalation clauses, there is no assurance that the Company will be able to complete its current or future contracts at a profit. In addition, the longer the term of fixed-price contracts and, to a lesser extent, unit-price contracts, the greater the risks associated therewith.

   Some of the Company's contracts also call for project completion by a specified date. These contracts usually provide for the payment by the Company of substantial penalties for failure to complete a project by the specified date. In addition, pursuant to some of its contracts, the Company makes warranties that extend for a period of time beyond the completion of such contracts.

   The Company endeavors to ensure that its contracting resources are effectively utilized and to that end pursues new contracts as the completion time for existing contracts approaches. To the extent the Company has entered into large contracts to which a significant part of its resources are committed, the failure to obtain new contracts upon the completion of such contracts could adversely affect the Company's results of operations.

Dependence on Senior Management

   The Company's businesses are managed by a small number of key executive officers, including Gerry W. Hall, the Company's President, and Chief Executive Officer and Billy V. Ray, Jr., the Company's Chief Financial Officer. Although the Company has employment agreements with Mr. Hall and the Presidents of Telecommunication Services Group, Inc. and Transportation Safety Contractors, Inc, the Company's other senior executives are not parties to employment agreements with the Company. The loss of services of certain of the Company's key executive officers could have a material adverse effect on the business, financial condition and results of operations of the Company. The Company's success may also be dependent on its ability to hire and retain additional qualified management personnel. There can be no assurance that the Company will be able to hire and retain such personnel.

Competition

   The Company competes with other independent contractors in most of the markets in which it operates. There are relatively few barriers to entry into such markets and, as a result, any business that has access to adequate financing and persons who possess technical expertise may become a competitor of the Company. Because of the highly competitive bidding environment in the United States for the services provided by the Company, the price of a contractor's bid has often been the deciding factor in determining whether such contractor was awarded a master contract or contract for a particular project. There can be no assurance that the Company's competitors will not develop the expertise, experience and resources to provide services that achieve greater market acceptance or that are superior in both price and quality to the Company's services, or that the Company will be able to maintain and enhance its competitive position.

   The Company also faces competition from the in-house service organizations of its customers, which employ personnel who perform some of the same types of services as those provided by the Company. Although a significant portion of these services is currently outsourced, there can be no assurance that existing or prospective customers of the Company will continue to outsource telecommunications infrastructure services in the future. To the extent that the

Company's customers discontinue outsourcing telecommunications services, the Company's business, financial condition and results of operations would be materially adversely affected.

Technological Changes

   The telecommunications industry is subject to rapid changes in technology. Wireline systems used for the transmission of video, voice and data face potential displacement by various technologies, including wireless technologies such as direct broadcast satellite television and cellular telephony. An increase in the use of such technologies could result in the decrease in use of telecommunications infrastructure which in turn could result in a decrease in the Company's market share, revenues, income, or other elements of the Company's business and operations.

Net Assets of International Operations

   The Company's Latin American assets (totaling approximately $2.1 million, or approximately 5.4% of the Company's total assets at October 31, 1996), its current and future Latin American operations and its other investments in Latin America are generally subject to the risks of political, economic or social instability, including the possibility of expropriation, currency devaluation, hyperinflation, confiscatory taxation or other adverse regulatory or legislative developments, or limitations on the repatriation of investment income, capital and other assets. The Company cannot predict whether any of such factors will occur in the future or the extent to which such factors would have a material adverse effect on the Company's ability to recover its assets.

Changes in Market Prices of Common Stock

   The market price of the Common Stock may vary from the market price at the date of this Prospectus. Such variation may be the result of changes in the business, operations or prospects of the Company, general market, economic and industry conditions, the results of operations, liquidity, regulatory considerations, and the market's perception of the prospects of the Company as well as other factors affecting the Company, including the risk factors set forth herein.

Shares Eligible for Future Sale

   No assurance can be given as to the effect, if any, that future sales of shares of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock from time to time. Future sales of shares of Common Stock (including shares issued upon exercise of stock options and shares which may be issued upon conversion of currently outstanding preferred stock and warrants to purchase Common Stock), or the possibility that such sales could occur, could adversely affect the prevailing market price of the Common Stock.

At May 30, 1997, there were 8,313,701 shares of Common Stock outstanding. In addition, 393,500 shares are issuable upon exercise of currently outstanding options to purchase Common Stock, and an additional 156,500 shares of Common Stock are reserved and available for future issuance under the Company's 1995 Stock Option Plan. All such shares, when issued and sold in accordance with the terms of such options, will be freely tradable.

   There are 1,600,000 shares of Common Stock which may be issued upon conversion of preferred stock and upon the exercise of currently outstanding warrants to purchase Common Stock, all of which, when issued and sold, will be freely tradeable. The number of shares is an estimate based upon a currently indeterminable conversion price; therefore, the number of shares is subject to adjustment and could be materially less or more than the estimated amount depending upon factors which cannot be predicted by the Company at this time, including without limitation, the future market price of Common Stock.

Dividend Policy

   The terms of the Company's preferred stock provide that, if the Company pays a dividend on Common Stock, it must pay a like dividend on the preferred stock. In addition, no dividends may be paid on Common Stock until all accumulated dividends on the preferred stock have been paid. Since the issuance of the preferred stock, the Company has accrued and paid dividends on its preferred stock quarterly in accordance with the terms of the preferred stock.

   Other than the restrictions on dividends contained in its preferred stock, the Company is not presently subject to any other contractual or legal limitations on the payment of dividends on Common Stock. Nonetheless, the Company does not intend to pay any cash dividends on Common Stock for the foreseeable future. The Company intends to follow a policy of retaining earnings, if any, to finance the development and expansion of its businesses.

                                 USE OF PROCEEDS

   The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholders, although the Company is entitled to receive the exercise price of the options under which the Shares are acquired by the Selling Shareholders. The proceeds received by the Company as a result of the exercise of the options may be used for general corporate purposes.

                              SELLING SHAREHOLDERS

   The names of all of the holders of the Company's Common Stock who may be or become eligible to sell Shares pursuant to this Prospectus are not presently known to the Company. The following persons will, upon the options granted to them under the Plans becoming exercisable, be eligible to sell pursuant to this Prospectus the number of Shares specified in the table below opposite his or her name and have requested to be identified as a Selling Shareholder in this Prospectus.



                              Number of Shares    Number of
Selling Shareholder/          of Class Owned      Shares
Position with Company         as of               Eligible     Number of Shares
                              June 17, 1997 (1)   To Be Sold   Owned After Sale
------------------------      -----------------   ----------   -----------------

Gerry W. Hall, President,
Chief Executive Officer, and       27,500          27,500             0
Director

Frazier L. Gaines, President
of Able Telcom
International, Inc. and            681,912         110,000         571,912
Director


Daniel L. Osborne, Former          100,500         100,500            0
Officer

Billy B. Caudill, Former           431,983         10,000          421,983
Director

Gaston Moons                       40,000          40,000             0

William J. Mercurio, Director      158,800         156,800          2,000

Robert C. Nelles, Director         10,000          10,000             0

Joseph P. Powers, President         5,000           5,000             0
TSGI
                               ------------     -----------     ------------

Total                             1,455,695        459,800         995,895


(1)Includes shares subject to options which are exercisable within sixty days of the date of this Prospectus.
(2)Assumes the sale of the total number of shares issuable upon the exercise of all outstanding options issued pursuant to the 1995 Stock Option Plan as of the date hereof; and the sale of the total number of shares issued pursuant to certain individual plans and certain written compensation agreements.

                              PLAN OF DISTRIBUTION

   The shares of Common Stock are being registered for reoffers and resales by the Selling Shareholders for their own accounts. Such shares of Common Stock may be sold from time to time by any of the Selling Shareholders or by pledgees, donees, transferees or other successors in interest, directly to purchasers, in one or more transactions (which may involve one or more block transactions) on Nasdaq, in sales occurring in the public market outside of Nasdaq in separately negotiated transactions or in a combination of such transactions, at market prices prevailing at the time of such sale, at prices related to such prevailing prices or at prices otherwise negotiated.

   Certain of the Selling Shareholders may be limited in the amount of shares of Common Stock which they may sell during any three month period as a result of the volume limitations contained in Rule 144 of the Securities Act. The amount of shares of Common Stock which may be sold by such Selling Shareholders within any three month period may not exceed the greater of (i) one percent of the shares of Common Stock of the Company outstanding as shown by the most recent report filed by the Company; or (ii) the average weekly reported volume of trading in shares of Common Stock on Nasdaq during the four calendar weeks preceding the filing of the forms required under Rule 144 (or if no such notice is required, the date of receipt of the order by a broker-dealer to execute the transaction directly with a market maker), or (iii) the average weekly volume of trading in the shares of Common Stock reported through the consolidated transaction reporting system under the Exchange Act during such four week period.

   The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The Selling Shareholders and any broker-dealers that participate in the distribution of the shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act.

   Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock through a block trade, a special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424(c) of the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

   There can be no assurances that any of the Selling Shareholders will sell any or all of the shares of Common Stock offered by them hereunder.

                                  LEGAL MATTERS

   The validity of the Common Stock offered hereby will be passed on for the Company by Holland & Knight LLP, One East Broward Boulevard, Fort Lauderdale, Florida 33301.

                                     EXPERTS

   The consolidated financial statements and schedule of Able Telcom Holding Corp. for the years ended October 31, 1996 and 1995 included in its Annual Report on Form 10-K/A, for the year ended October 31, 1996 have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report included therein. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements and schedule of Able Telcom Holding Corp. for the year ended October 31, 1994, included in its Annual Report on Form 10-K/A for the fiscal year ended October 31, 1996, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report included therein. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The financial statements of Georgia Electric Company for the years ended December 31, 1995, 1994 and 1993 included in the Company's Current Report on Form 8-K/A-1, dated December 20, 1996, have been audited by Mitchell, Honeycutt & Ray, P.C., independent certified public accountants, as set forth in their reports included therein. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

   The financial statements of H.C. Connell, Inc. for the years ended June 30, 1995, 1994 and 1993 included in the Company's Current Report on Form 8-K/A-3, dated May 30, 1997, have been audited by Shumacker, Johnston & Ross, P.A., independent certified public accountants, as set forth in their reports included therein. Such financial statements are incorporated herein by reference in reliance upon such reports given the authority of such firm as experts in accounting and auditing.

=======================================     ===================================


No  dealer,   salesman,  or  any  other
person has been  authorized  to give any
information     or    to    make     any
representations   or   projections   of
future   performance  other  than  those
contained  in this  Prospectus,  and any
such  other  information,   projections                459,800 Shares
or  representations  if  given or made                  Common Stock
must not be relied  upon as having been
so  authorized.  The  delivery  of  this
Prospectus of any sale  hereunder at any
time does not imply that the information
herein  is   correct   as  of  any  time
subsequent to its date.  This Prospectus          Able Telcom Holding Corp.
does not  constitute an offer to sell or
a  solicitation  of any offer to buy any
of the securities offered hereby in any
jurisdiction to any person to whom it is
unlawful   to   make   such   offer   or
solicitation.

        ---------------------

          Table of Contents

                                Page               ____________________
Available Information..............2
Incorporation of Certain Documents                    PROSPECTUS
  by Reference.....................2               ____________________
Forward-Looking Statements.........4
The Company........................4
Risk Factors.......................4
Use of Proceeds...................10
Selling Shareholders..............10
Plan of Distribution..............11
Legal Matters.....................13
Experts...........................13

=======================================
        _____________________                          June 18, 1997



=======================================     ===================================

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents which have been filed with the Commission by the Company pursuant to the Exchange Act (Commission File No. 0-21986) are incorporated by reference in this Prospectus:


      (1) Annual  Report on Form 10-K for the fiscal year ended October 31, 1996
          (the "Annual Report");
      (2) Amendment on Form  10-K/A,  filed May 30,  1997,  amending  ("Annual
          Report");
      (3) Quarterly  Report on Form 10-Q for the fiscal  quarter ended January
          31, 1997;
      (4) Amendment on Form 10-Q/A,  filed April 29,  1997,  amending  Quarterly
          Report on Form 10-Q for the fiscal quarter ended January 31, 1997;
      (5) Amendment on Form  10-Q/A-2,  filed May 29, 1997,  amending  Quarterly
          Report on Form 10-Q for the fiscal quarter ended January 31, 1997;
      (6) Current  Report on Form 8-k,  dated  December 21, 1995  (reporting  an event that occurred on December 8, 1995);
      (7) Amendment on Form 8-K/A-1,  dated February 20, 1996,  amending Current
          Report on Form 8-K dated December 22, 1995 (reporting an event that occurred on December 8, 1995);
      (8) Amendment on Form 8-K/A-2, dated May 6, 1997 (amending Current Report on Form 8-K dated December 22, 1995 reporting an event that occurred on December 8, 1995);
      (9) Amendment on Form 8-K/A-3, dated May 30, 1997 (amending Current Report on Form 8-K dated December 22, 1995 reporting an event that occurred on December 8, 1995;
     (10) Current Report on Form 8-K dated December 2, 1996;
     (11) Amendment on Form 8-K/A-1, dated December 20, 1996, amending
          Current Report on Form 8-K dated October 12, 1996;
     (12) Current Report on Form 8-K dated December 20, 1996;
     (13) Amendment on Form 8-K/A-1, dated February 11, 1997, amending
          Current Report on Form 8-K dated December 2, 1996;
     (14) Current Report on Form 8-K/A-2 dated May 6, 1997 (amending Form
          8-K dated October 12, 1996).
     (15) The description of the Company's Common Stock, par value $.001 per share, as contained under the caption "Description of Capital Stock" in the Company's Registration Statement on Form S-1 declared effective on February 1, 1994.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


ITEM 4.  DESCRIPTION OF SECURITIES.

   The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

   Section 607.0850 of the Florida Business Corporation Act grants each corporation organized thereunder the power to indemnify its officers and directors against liability for certain of their acts.

   Article V of the Corporation's Bylaws contains the following provision with respect to the liability of the Corporation's Directors to the Corporation:

   The Corporation shall indemnify any and all persons who may serve or which have served at any time as directors or officers, or which at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against liability incurred by such persons in connection with any proceeding, and against expenses actually and reasonably incurred in connection therewith, in which they, or any of them are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, if such persons acted in good faith in a manner they reasonably believed to be in, or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had not reasonable cause to believe their conduct was unlawful. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any laws, bylaw, agreement, vote of stockholders or otherwise.

   The Corporation has directors and officers liability insurance. In addition to covering directors and officers of the Corporation, the insurance also insures the Corporation against amounts paid by it to indemnify such directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.

   Exhibit
   Numbers     Description

   4.1*        1995 Stock Option Plan
   4.2a*       Form of Employee Incentive Stock Option Agreement
   4.2b*       Form of Director's Nonqualified Stock Option Agreement
   4.3*        Stock Option  Agreement  between the Corporation and William J.
               Mercurio, dated June 30, 1995
   4.4*        Stock Option  Agreement  between the  Corporation and Daniel L.
               Osborne, dated January 14, 1993
   4.5*        Stock Option  Agreement  between the Corporation and Frazier L.
               Gaines, dated September 14, 1992
   4.6*        Stock  Option  Agreement  between  the  Corporation  and Gaston
               Moons, dated June 30, 1995
   4.7*        Subscription  Agreement  between  the  Corporation  and Bill B.
               Caudill, dated December 6, 1995
   4.8*        Subscription  Agreement  between the Corporation and Frazier L.
               Gaines, dated December 6, 1995
   4.9         Form of Nonqualified Stock Option Agreements with respect to the following shareholders: Gerry W. Hall-27,500 shares; Billy B.
               Caudill-10,000 shares; Robert C. Nelles-10,000 shares; William J.
               Mercurio-75,000 shares and Daniel L. Osborne-25,000 shares.
   5.1*        Opinion of Holland & Knight LLP
   23.1        Consent of Ernst & Young LLP
   23.2        Consent of KPMG Peat Marwick LLP
   23.3*       Consent  of  Holland & Knight LLP is  included  in their  opinion filed as Exhibit 5.1 to this Registration Statement.
   23.4        Consent of Mitchell, Honeycutt & Ray, P.C.
   23.5        Consent of Schumacker, Johnston & Ross, P.A.
   24.1*       Power of Attorney (included on signature page).

----------------------
* Previously filed

ITEM 9.  UNDERTAKINGS.


   (a)     The undersigned Registrant hereby undertakes:


      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; or

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the

Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on June 18, 1997.

                     Able Telcom Holding Corp.


                     By:/s/Gerry W. Hall
                        ----------------------------------
                        Gerry W. Hall
                        President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


Signature                                 Title                  Date
--------------------------          ---------------------    --------------


/s/ Gerry W. Hall                    President, Chief
--------------------------           Executive Officer,
Gerry W. Hall                        and Director            June 18, 1997

/s/ Billy V. Ray, Jr.
--------------------------
Billy V. Ray, Jr.                  Chief Financial Officer   June 18, 1997


--------------------------
Richard J. Sandulli                       Director           June 18, 1997

/s/ William J. Mercurio
--------------------------
William J. Mercurio                       Director           June 18, 1997

/s/ Frazier L. Gaines
--------------------------
Frazier L. Gaines                         Director           June 18, 1997


--------------------------
Robert C. Nelles                          Director           June 18, 1997


--------------------------
Jonathan Bratt                            Director           June 18, 1997

/s/ Gideon J. Taylor
--------------------------
Gideon J. Taylor                          Chairman           June 18, 1997



                                      EHHIBIT INDEX



   Exhibit
   Numbers     Description
-----------    --------------------------------------------------------------

   4.1*        1995 Stock Option Plan
   4.2a*       Form of Employee Incentive Stock Option Agreement
   4.2b*       Form of Director's Nonqualified Stock Option Agreement
   4.3*        Stock Option  Agreement  between the Corporation and William J.
               Mercurio, dated June 30, 1995
   4.4*        Stock Option  Agreement  between the  Corporation and Daniel L.
               Osborne, dated January 14, 1993
   4.5*        Stock Option  Agreement  between the Corporation and Frazier L.
               Gaines, dated September 14, 1992
   4.6*        Stock  Option  Agreement  between  the  Corporation  and Gaston
               Moons, dated June 30, 1995
   4.7*        Subscription  Agreement  between  the  Corporation  and Bill B.
               Caudill, dated December 6, 1995
   4.8*        Subscription  Agreement  between the Corporation and Frazier L.
               Gaines, dated December 6, 1995
   4.9         Form of Nonqualified Stock Option Agreements with respect to the following shareholders: Gerry W. Hall-27,500 shares; Billy B.
               Caudill-10,000 shares; Robert C. Nelles-10,000 shares; William J.
               Mercurio-75,000 shares and Daniel L. Osborne-25,000 shares.
   5.1*        Opinion of Holland & Knight LLP
   23.1        Consent of Ernst & Young LLP
   23.2        Consent of KPMG Peat Marwick LLP
   23.3*       Consent  of  Holland & Knight LLP is  included  in their  opinion filed as Exhibit 5.1 to this Registration Statement.
   23.4        Consent of Mitchell, Honeycutt & Ray, P.C.
   23.5        Consent of Schumacker, Johnston & Ross, P.A.
   24.1*       Power of Attorney (included on signature page).

----------------------
* Previously filed

                                                                     Exhibit 4.9


                 Form of Nonqualified Stock Option Agreement




                    NONQUALIFIED STOCK OPTION AGREEMENT


      THIS AGREEMENT,  made as of the _____day of _________, 1997 by and between
ABLE  TELCOM  HOLDING  CORP.,  a  Florida   corporation  (the  "Company"),   and
_____________________________ (the "Optionee").

                              W I T N E S S E T H:

      WHEREAS, the Company has established and adopted its 1995 Stock Option Plan (the "Plan"), pursuant to which it may grant options to purchase shares of its common stock, $.01 value per share (the "Common Stock"), to Directors of the Company;

      WHEREAS, Optionee is a member of the Board of Directors of the Company, and has been granted options to purchase share of Common Stock; and

      WHEREAS, Optionee and the Company desire to establish the terms and conditions of such options in this Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee a Nonqualified Stock Option (sometimes hereinafter referred to as "Option") to purchase_________________ (________) shares (the "Option Shares") during the specified term of this Option, at a price equal to _________________ ($_______) per share. This Option is granted pursuant to the terms and conditions of the Plan, all of which terms and conditions are hereby incorporated by reference into this Agreement.

      2. Specified Term; Time of Exercise. This Option shall vest and shall be exercisable, subject to the provisions of Section 7 hereof, as of the date hereof. All Options shall expire and terminate on the date two (2) years the date hereof. While exercisable, Optionee may exercise all or any portion of this Option.

      3. Transferability of Option. This Option shall not be transferable by the Optionee other than at death, and this Option is exercisable during the Optionee's lifetime only by the Optionee.

      4.. Adjustment in the Event of Change in Capital Structure, Reorganization, Anti- Dilution or Accounting Changes. In the event of a change in the corporate structure or shares of the Company, subject to any required action by the shareholders, the Company shall make such equitable adjustments with respect to dilution or accretion as it may deem appropriate in the number, kind and in the exercise price of the unexercised Option Shares granted by this Agreement. For purposes of this section, a change in the corporate structure or shares of the Company shall include, but is not limited to, changes resulting from a recapitalization, stock split, reverse split, consolidation, rights offering, stock dividend, reorganization or liquidation.

This Agreement shall not in any way affect the right of the Company to make changes in its capital structure including, without limitation, the issuance of any additional shares of any class of its capital stock, or to merge or dissolve, liquidate or sell all or any part of its business or assets. In no event shall Optionee be entitled to any adjustments as a result of the issuance of any additional shares of any class of the Company's capital stock where the consideration received by the Company is equal to or greater than the fair market value of such shares, as reasonably determined by the Board of Directors of the Company.

      5. Privilege of Stock Ownership. Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares unless and until the Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to Optionee, and Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, Optionee shall have full voting and other ownership rights with respect to such shares.

      6.    Manner of Exercising Option.

            A. This Option may be exercised only as to whole shares and only by written notice signed by Optionee (or in the case of exercise after Optionee's death or disability, by Optionee's legal representative, executor, administrator, heir or legatee, as the case may be) and mailed or delivered to the President or Secretary of the Company at its principal office, which notice shall: (i) specify the number of Option Shares with respect to which the Option is being exercised; (ii) be accompanied by payment in full in cash; (iii) if the shares of Common Stock issuable upon exercise of the Option are not then covered by a current registration statement of the Company under the Securities Act of 1933, as amended (the "Securities Act"), include a statement to the effect that Optionee, or other person exercising the Option, is purchasing the Option Shares for investment and not with a view to, or for sale in, any distribution thereof; and (iv) if the Option is being exercised by a person or persons other than Optionee, be accompanied by proof satisfactory to the Company and its counsel, that such person or persons have the right to exercise the Option. Prior to the issuance of the Option Shares hereunder, Optionee shall execute and deliver to the Company such other representations in writing as may be reasonably requested by the Company in order for it to comply with the applicable requirements of Federal and state securities laws.

      B. This Option shall be deemed to have been exercised with respect to the Option Shares specified in said notice at the time of receipt by the Company of:
(i) the notice specified in Section 7(A) hereof; (ii) any representations reasonably required by the Company pursuant to Section 7(A) hereof; and (iii) the payment required in Section 7(A) hereof.

      C. Unless the shares of Common Stock issuable upon exercise of the Option are covered by a then current registration statement of the Company under the Securities Act, the certificates representing the Option Shares issued or to be issued hereunder shall be stamped or otherwise imprinted with legends substantially in the following form:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR AN INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE
            SECURITIES  ACT OF  1933,  AS  AMENDED,  OR AN  OPINION  OF  COUNSEL
            ACCEPTABLE TO COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

      7.    Securities Law Requirements.

            A. No Option granted hereunder shall be exercisable, in whole or in part, and the Company shall not be obligated to sell any Option Shares if such exercise and sale would, in the opinion of counsel for the Company, violate the applicable requirements of Federal or state securities laws. Each Option shall be subject to the further requirement that, if at any time the Company shall determine in its discretion that the listing or qualification of the Option Shares under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of the Option Shares, such Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

            B. If any law or regulation of any state or Federal commission or agency having jurisdiction shall require the Company or the Optionee to take any action with respect to the Option Shares, then the date upon which the Company shall deliver or cause to be delivered, the certificate or certificates for the Option Shares shall be postponed until full compliance shall have been made with all such requirements.

      8. Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, except by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver, or modification is sought and making specific reference to this Agreement.

      9.    Assignments.  This Agreement may not be assigned by the Optionee.

      10. Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

      11. Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

      12. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

      13. Entire Agreement. This Agreement represents the entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ABLE TELCOM HOLDING CORP.               ABLE TELCOM HOLDING CORP.




By:___________________________          By:___________________________
     Gideon D. Taylor                        William J. Mercurio
     Chairman of the Board                   President   &   Chief    Executive
                                             Officer



                                        OPTIONEE




                                        ------------------------------

                                                                    Exhibit 23.1


              Consent of Independent Certified Public Accountants



We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan of Able Telcom Holding Corp. and to the incorporation by reference therein of our report dated January 22, 1997, except for the last paragraph of Note 8 as to which the date is January 31, 1997, with respect to the consolidated financial statements and schedule of Able Telcom Holding Corp. included in its Annual Report (Form 10-K/A) for the year ended October 31, 1996, filed with the Securities and Exchange Commission.




                                                /s/ Ernst & Young LLP
                                                -------------------------------
                                                    Ernst & Young LLP


West Palm Beach, Florida
June 16, 1997

                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Able Telcom Holding Corp.


We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                            /s/ KPMG Peat Marwick, LLP
                                            --------------------------------
                                                KPMG Peat Marwick, LLP

Tampa, Florida
June 13, 1997

                                                                    Exhibit 23.4


                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Able Telcom Holding Corp.


We consent to the use of our reports dated March 13, 1996, February 26, 1994 and July 21, 1993 relating to the audited financial statements of Georgia Electric Company that are incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.




                                           /s/ Mitchell, Honeycutt & Ray, P.C.
                                           ------------------------------------
                                               Mitchell, Honeycutt & Ray, P.C.
Smyrna, Georgia
June 13, 1997

                                                                    Exhibit 23.5


                          INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
Able Telcom Holding Corp.


We consent to the use of our reports on the audited financial statements of H.C. Connell, Inc. for the years ended June 30, 1995, 1994 and 1993, included in your various filings with the Securities and Exchange Commission, and to the reference to our firm under the heading "Experts" in the prospectus.


                                          /s/ Shumacker, Johnston & Ross, P.A.
                                          -------------------------------------
                                              Shumacker, Johnston & Ross, P.A.
Leesburg, Florida
June 13, 1997